Exhibit 99.1

  Fourth Quarter 2017 Investor Presentation

 This investor presentation contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through the Company’s use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for the Company’s future business and financial performance and/or the performance of the banking and mortgage industry and economy in general and the Company’s acquisition of the Clayton Banks and the benefits, cost, and financial impact thereof. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this investor presentation including, without limitation, the risks and other factors set forth in the Company’s Annual Report Form 10-K for the year ended December 31, 2016, filed with the SEC on March 31, 2017 under the captions “Cautionary note regarding forward-looking statements” and “Risk factors.” Many of these factors are beyond the Company’s ability to control or predict. The Company believes the forward-looking statements contained herein are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. The Company does not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.   Forward looking statements

 TerminologyIn this investor presentation, references to “we,” “our,” “us,” “FB Financial” or “the Company” refer to FB Financial Corporation, a Tennessee corporation, and our wholly-owned bank subsidiary, FirstBank, a Tennessee state chartered bank, unless otherwise indicated or the context otherwise requires. References to “Bank” or “FirstBank” refer to FirstBank, our wholly-owned bank subsidiary.Contents of Investor PresentationExcept as is otherwise expressly stated, the contents of this investor presentation are presented as of the date on the front cover of this investor presentation. Market Data Market data used in this investor presentation has been obtained from government and independent industry sources and publications available to the public, sometimes with a subscription fee, as well as from research reports prepared for other purposes. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. We did not commission the preparation of any of the sources or publications referred to in this presentation. We have not independently verified the data obtained from these sources, and, although we believe such data to be reliable as of the dates presented, it could prove to be inaccurate. Forward-looking information obtained from these sources is subject to the same qualifications and the additional uncertainties regarding the other forward-looking statements in this investor presentation.

 Use of non-GAAP financial measures  This investor presentation contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (GAAP) and therefore are considered non-GAAP financial measures. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance, financial condition and the efficiency of its operations. Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrate the effects of significant gains and charges in the current period. The Company’s management also believes that investors find these non-GAAP financial measures useful as they assist investors in understanding our underlying operating performance and the analysis of ongoing operating trends. However, the non-GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures discussed herein may differ from that of other companies reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures similar or with names similar to the non-GAAP financial measures we have discussed herein when comparing such non-GAAP financial measures. Below is a listing of the non-GAAP financial measures used in this investor presentation. Core net income, core diluted earning per share, the core efficiency ratio, and core return on average assets and equity are non-GAAP measures that exclude securities gains (losses), merger-related and conversion expenses, one time IPO equity grants and other selected items. The Company’s management use these measures in their analysis of the Company’s performance. The Company’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges. Tangible book value per common share and tangible common equity to tangible assets are non-GAAP measures that exclude the impact of goodwill and other intangibles and are used by the Company’s management to evaluate capital adequacy. Because intangible assets such as goodwill and other intangibles vary extensively from company to company, we believe that the presentation of these non-GAAP financial measures allows investors to more easily compare the Company’s capital position to other companies. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures are provided on the appendix to this investor presentation.

Over 110 years of history in Tennessee

- Organic growth
- Acquisitions
- Other

1990: Jim Ayers acquired sole control of the Bank

2001: Opened branches in Nashville and Memphis

2004: Opened branch in Knoxville

2008: Opened two branches in Chattanooga

2014: Opened branch in Huntsville, Alabama

2015: Awarded "Top Workplaces" by The Tennessean

2016: Rebranded to FB Financial and Completed IPO

Year: 1906 1984 1988 1990 1996 1999 2001 2003 2004 2006 2007 2008 2010 2012 2013 2014 2015 2016 2017[(1)]

1984: Jim Ayers and associate acquired the Bank

1988: Purchased assets of First National Bank of Lexington; Changed franchise name to FirstBank

1996: Purchased Bank of West Tennessee (Lexington) and Nations Bank branch (Camden)

1999: Acquired First State Bank of Linden

2001: Acquired Bank of Huntingdon

2003: Acquired The Bank of Murfreesboro in Nashville MSA

2007: Acquired branches from AmSouth Bank in Tennessee community markets

2015: Acquired Northwest Georgia Bank in Chattanooga

2016: Completed core operating platform conversion

2016: Completed integration of Northwest Georgia Bank in Chattanooga

2017: Acquired Clayton Bank and Trust and American City Bank

	1984	1996	1999	2001	2003	2004	2006	2007	2008	2010	2012	2014	2015	2016	2017
Total assets ($bn)		$0.3	$0.5	$0.8	$1.1	$1.1	$1.5	$1.9	$2.1	$2.1	$2.2	$2.5	$2.9	$3.3	$4.6

FB FirstBank

4

Snapshot of FB Financial today

Company overview

- Second largest Nashville-headquartered bank and third largest Tennessee-based bank
- Originally chartered in 1906, one of the longest continually operated banks in Tennessee
- Attractive footprint in both high growth metropolitan markets and stable community markets
  - Located in six major metropolitan markets in Tennessee and Huntsville, Alabama
  - Leading market position in twelve community markets
  - Mortgage offices located throughout footprint and strategically across the southeast
- Provides the personalized, relationship-based service of a community bank with the sophisticated products and capabilities more commonly found with a larger bank
  - Personal banking, commercial banking, investment services and mortgage banking
  - Local people, local knowledge and local authority

Current organizational structure

FB Financial Corporation
100% stockholder of FirstBank
↓
FB FirstBank

Financial highlights

Balance sheet highlights ($mm)	9/30/2017
Total assets	$4,582
Loans - HFI	3,115
Total deposits	3,719
Shareholder's equity	573
Key metrics – (%)	**YTD 9/30/2017**
Core ROAA (%)	1.62[1]
Core ROACE (%)	13.0[1]
NIM (%)	4.50
Core Efficiency (%)	68.8[1]
Common Equity Tier 1 (%)	10.8

Note: Unaudited financial data as of September 30, 2017
[1] These measures are not measures recognized under generally accepted accounting principles (United States) ("GAAP"), and are therefore considered to be non-GAAP financial measures. See the appendix for a reconciliation of these measures to their most comparable GAAP measures.

FB FirstBank

5

   Strategic drivers    Balanced business model buoyed by low-cost core deposit base  Experienced senior management team    Strong financial performer: delivering profitability and growth  Community bank culture and family values  Scalable banking and mortgage platforms  Complementary positions in high growth metropolitan markets and stable community markets

 A leading community bank headquartered in Tennessee  Top 10 banks in Tennessee¹  Top 10 banks under $25bn assets in Tennessee¹  Source: SNL Financial; Note: Deposit data as of June 30, 2017; Pro forma for pending acquisitions announced as of November 8, 20171 Sorted by deposit market share, deposits are limited to Tennessee  #2 community bank in Tennessee

 Attractive footprint with balance between stable community markets and high growth metropolitan markets  269123Blue dots  193210228Metro markets  130131135Highway  167169172State county outlines  8715487Green dots  148194148Community markets  Source files are619754_FirstBank Bancorp.ai and mapinfo  1 Source: SNL Financial. Statistics are based upon county data. Market data is as of June 30, 2017 and is presented on a pro forma basis for pending acquisitions announced as of November 8, 2017. Size of bubble represents size of company deposits in a given market.2 Financial data as of September 30, 2017            Nashville MSA  Knoxville MSA  Chattanooga MSA  Huntsville MSA  Memphis MSA                      Jackson MSA        Metropolitan marketsCommunity markets      Our current footprint1   Total loans (excluding HFS)2  Total full service branches2  Total deposits2  Market rank by deposits: Nashville (13th)Chattanooga (7th) Jackson (3rd) Memphis (23rd)Knoxville (10th) Huntsville (19th)   Paris  Crossville  Dayton  Shelbyville  Smithville  Tullahoma  Waverly  Linden  Parsons  Camden  Huntingdon  Lexington  Cookeville

2016 and 2017 Highlights

Key highlights

- Completed largest bank IPO in Tennessee history in 3Q 2016
- Closed Clayton Banks acquisition on 7/31/17 - $1.2 billion in assets
- YTD 2017 revenues of $208.9 million up 7.0% from YTD 2016
- Loans (HFI), excluding acquired loans, increased 14.5% from 3Q 2016
- Total customer deposits, excluding acquired deposits, increased 4.6% from 3Q 2016
- Interest rate lock commitment (IRLC) volume was $5.76 billion YTD, up 28.4% from YTD 2016

Financial results

Pro forma core results[2]	2015	2016	YTD17[4]
Diluted earnings per share[2]	$1.91	$2.40	$1.53
Weighted average diluted shares (in millions)	17.2	19.3	27.2
Net income (in millions)[1,2]	$32.9	$46.3	$41.7
Return on average assets[1,2]	1.28%	1.54%	1.62%
Return on average common equity[1,2]	14.4%	16.7%	13.0%
Core efficiency ratio[2]	73.1%	70.6%	68.8%
NIM (tax- equivalent)	3.97%	4.10%	4.50%
NIM, ex-accretion & nonaccrual interest collections[3]	3.96%	3.94%	4.26%

[1] Pro forma net income and return on average assets include a pro forma provision for federal income taxes using a combined effective income tax rate of 35.08% and 36.75% for the years ended December 31, 2015 and 2016, respectively.
[2] See "Use of non-GAAP financial measures," "Reconciliation of non-GAAP financial measures" and the Appendix hereto.
[3] Nonaccrual interest collections not available for 2015.
[4] YTD 2017 data reflects the nine months ended September 30, 2017.

FB FirstBank

9

Clayton Banks merger overview

Key highlights

- Closed acquisition effective July 31, 2017, adding $1.1 billion in loans and $854.8 million in customer deposits
- Strong cultural synergies have continued to grow, exceeding initial expectations
- Community investment and branding initiative underway - $10 million included in Q3 merger charges
- System migration / conversion expected by end of year
- Branch consolidation and signage conversion underway (6 net branch closings)

Targeted metrics

Metric	As Announced Target	Results to Date
2018 EPS Accretion	20%+	On-Track
IRR	20%+	On-Track
TBV Impact	~2.0% Dilutive	3.0%+ Accretive $13.77 TBVPS
TBV Earnback	0.25 years	Accretive
TCE / TA	~8.3%	9.5% at 3Q 2017
Cost Saves	20%	On-Track for early 2018
Merger Charges	$20 million	$17.0 million YTD

Segment mix by core, pre-tax contribution[1]



2Q 2017
Banking Segment
Mortgage Segment
3Q 2017
28%
72%
Reduced Mortgage Segment pre-tax contribution
16%
84%

[1] See "Use of non-GAAP financial measures," "Reconciliation of non-GAAP financial measures" and the Appendix hereto.

FirstBank

10

   Delivering profitability and growth  Drivers of profitability improvement  1 Pro forma net income and tax-adjusted return on average assets include a pro forma provision for federal income taxes using a combined effective income tax rate of 33.76%, 35.37%, 35.63%, 35.08%, and 36.75% for the years ended December 31, 2012, 2013, 2014, 2015, and 2016, respectively.2 See “Use of non-GAAP financial measures,” “Reconciliation of non-GAAP financial measures” and the Appendix hereto.3 YTD 2017 data reflects the nine months ended September 30, 2017.4 Includes $3.6 million of acquired excess land and facilities and $13.6 million of GNMA rebooked loans at September 30, 2017 – see page 11 of the Quarterly Financial Supplement that was furnished as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 24, 2017.   Core pro forma return on average assets1 2 3 ($mm)   NIM (%) 3  Noninterest income ($mm) 3  +98 bps    Loans / deposits (%)  NPA / assets (%) 4  (199) bps      Increased ROAA by 98 bps  4

 Net interest margin driven by multiple levers  Historical yield and costs  1 Includes tax-equivalent adjustment2 Data for nonaccrual interest collections not available prior to 2016. 3 YTD 2017 data reflects the nine months ended September 30, 2017   NIM (%)  3.52%  3.75%   3.93%   3.97%   4.10%   4.50%     NIM, ex-accretion and nonaccrual interest collections (%)2   3.52%  3.75%  3.93%  3.96%  3.94%  4.26%    Deposit cost (%)   0.78%  0.48%  0.36%  0.30%  0.29%  0.39%    Loan (HFI) yield     2015   2016  YTD173  Contractual interest rate on loans HFI1  4.77%  4.69%  5.01%  Origination and other loan fee income  0.28%  0.41%  0.35%    5.05%  5.10%  5.36%  Nonaccrual interest collections2  0.00%  0.06%  0.13%  Accretion on purchased loans  0.02%  0.20%  0.23%  Loan syndication fees  0.05%  0.05%  0.05%  Total loan yield (HFI)  5.12%  5.41%  5.77%

     Consistent loan growth and balanced portfolio  Total loan growth1 ($mm) and commercial real estate concentration  Loan portfolio breakdown1    4Q 2012  3Q 2017  Total HFI loans: $3,115mm  1 Exclude HFS loans, C&I includes owner-occupied CRE2 Risk-based capital at bank level as reported in Call Report.    Commercial real estate (CRE) concentration2  % of risk-based Capital        12/31/15  12/31/16  9/30/17  C&D loans subject to 100% risk-based capital limit  100%  81%  97%  Total CRE loans subject to 300% risk-based capital limit  210%  184%  230%

 Asset quality continues to improve    1 Includes $3.6 million of acquired excess land and facilities and $13.6 million of GNMA rebooked loans at September 30, 2017 – see page 11 of the Quarterly Financial Supplement that was furnished as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 24, 2017.2 Classified loan data not available for 2012.3 Nine months ended September 30, 2017 data annualized.  Classified & PCI loans ($mn)2  Net charge-offs / average loans3  Nonperforming ratios  LLR / loans        1

 Stable, low cost core deposit franchise    Total deposits ($mm)  1 Includes $46.8 million and $69.9 million in mortgage servicing-related escrow deposits for the year ended December 31, 2016 and the quarter ended September 30, 2017, respectively.2 Nine months ended September 30, 2017 data annualized.  Noninterest bearing deposits ($mm)1  CAGR 23.4%  Deposit composition  Cost of deposits2  CAGR 16.2%

Mortgage Banking continues to execute

Overview

- Mortgage pre-tax contribution to overall Company reduced to approximately 16% from 28% with Clayton Banks acquisition
- Rebalanced mix through better channel distribution as Correspondent growth offsets refinancing decline primarily in Consumer Direct
- YTD 2017 total mortgage pre-tax contribution of $13.7 million up from $12.9 million YTD 2016
- Business model continuing to shift to increased purchase volumes given market and interest rate environment

Mortgage banking income

	2015	2016	YTD 2017[1]
Gain on Sale ($mm)	$64.3	$ 94.5	$ 81.0
Fair value HFS change ($mm)	$ 2.3	$ 11.2	$ (0.1)
Servicing Revenue ($mm)	$ 3.6	$ 12.1	$ 9.0
Fair value MSR change ($mm)	$ --	$ --	$ (3.2)
Total ($mm)	$70.2	$117.8	$ 86.7

IRLC pipeline volume by line of business (%)[2]



Consumer Direct
Correspondent
Third party originated
Retail
Retail footprint
2015
2016
YTD2017[1]

	2015	2016	YTD2017[1]
IRLC volume:	$3.48bn	$5.97bn	$5.76bn
IRLC pipeline:	$263mn	$533mn	$541mn

IRLC pipeline volume mix by purpose (%)



Purchase
Refinance
2015
48%
52%
2016
41%
59%
YTD 2017[1]
60%
40%

[1] YTD 2017 data reflects the nine months ended September 30, 2017.
[2] See additional detail regarding Mortgage Sales on page 10 of the Quarterly Supplement that was furnished as Exhibit 99.2 to the Company's Current Report on Form 8-K filed with the SEC on October 24, 2017.

FB FirstBank

16

Improving operating leverage remains a key objective

Improving operating efficiency

- Consolidated YTD 2017 core efficiency ratio of 68.8% driven by Banking Segment core efficiency ratio of 59.9%, meeting our target level of sub-60%
- Further realization of cost savings from Clayton Banks transaction will help efficiency ratio, expected to be fully phased-in early 2018
- Bank's investment in IT systems, including a new core system, created a scalable platform designed to drive and support growth across markets
- Continuing to refine mortgage banking with operational efficiency improvements while maintaining contribution

Core Efficiency ratio (tax-equivalent basis)[1]



Banking Segment
Consolidated
Mortgage Segment
77.7%
71.0%
75.2%
98.0%
69.2%
73.9%
98.0%
69.2%
73.1%
89.2%
64.4%
70.6%
81.4%
59.9%
68.8%
81.9%
2012
2013
2014
2015
2016
YTD17[2]

[1] See "Use of non-GAAP financial measures," "Reconciliation of non-GAAP financial measures" and the Appendix hereto. Segment data not available prior to 2013.
[2] YTD17 data reflects the nine months ended September 30, 2017.

FB FirstBank

17

Strong capital position for future growth  See “Use of non-GAAP financial measures,” “Reconciliation of non-GAAP financial measures” and the Appendix hereto. Total regulatory capital at consolidated level.  Capital position  Total capital composition     12/31/15  12/31/16  9/30/2017  Shareholder’s equity / Assets  8.2%  10.1%  12.5%  TCE / TA1  6.4%  8.7%  9.5%  Common equity tier 1 / Risk-weighted assets  8.2%  11.0%  10.8%  Tier 1 capital / Risk-weighted assets  9.6%  12.2%  11.5%  Total capital /Risk-weighted assets  11.2%  13.0%  12.1%  Tier 1 capital / Average assets  7.6%  10.1%  11.4%  Simple capital structure

    Appendix

 Reconciliation of non-GAAP financial measures  Pro forma core net income

 Reconciliation of non-GAAP financial measures (cont’d)  Pro forma core diluted earnings per share

 Reconciliation of non-GAAP financial measures (cont’d)  Tax-equivalent core efficiency ratio  (1) Efficiency ratio (GAAP) is calculated by dividing non-interest expense by total revenue.

 Reconciliation of non-GAAP financial measures (cont’d)  Segment tax-equivalent core efficiency ratio

 Reconciliation of non-GAAP financial measures (cont’d)  Segment core, pre-tax contribution

 Tangible book value per common share and tangible common equity to tangible assets  Reconciliation of non-GAAP financial measures (cont’d)   On June 28, 2016, the Company declared a 100-for-1 stock split, increasing the number of issued and authorized shares from 171,800 to 17,180,000 and 250,000 to 25,000,000, respectively. Additional shares issued as a result of the stock split were distributed immediately upon issuance to the shareholder on that date. Share and per share amounts included in the consolidated financial statements and notes thereto reflect the effect of the split for all periods presented. Additionally, in July 2016, the Company increased the authorized shares from 25,000,000 to 75,000,000.

 Reconciliation of non-GAAP financial measures (cont’d)  Core pro forma return on average assets and equity